THE INFORMATION IN THE PROSPECTUS AS MODIFIED BY THIS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE PROSPECTUS AS MODIFIED BY THIS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUMMARY PROSPECTUS FOR NEW INVESTORS

______, 2025

ELITE ACCESS ADVISORY II®
FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY

Issued by
Jackson National Life Insurance Company of New York® through
JNLNY Separate Account I

This summary prospectus summarizes key features of the Elite Access Advisory II® Contract.

Before you invest, you should review the prospectus for the Elite Access Advisory II® Contract, which contains more information about the Contract’s features, benefits, and risks. You can find this document and other information about the Contract online at www.jackson.com/product-literature-1.html. You can also obtain this information at no cost by calling 1-800-599-5651 or by sending an email request to customercare@jackson.com.

You can sign up for electronic delivery of your summary prospectus, updates to the summary prospectus or other communications by logging into your account at www.jackson.com.

You may cancel your Contract within 20 days of delivery of the Contract. Upon receipt of your Contract, we will refund the Contract Value determined as of the Business Day on which we receive the Contract from you, including any fees or other charges deducted from the premiums or imposed under the Contract You should review the prospectus, or consult with your financial professional, for additional information about the specific cancellation terms that apply.

Additional information about certain investment products, including variable annuities, has been prepared by the SEC’s staff and is available at www.Investor.gov.

DEFINITIONS

Annuitant – the natural person on whose life annuity payments for this Contract are based. Any reference to the Annuitant includes any joint Annuitant.

Beneficiary – the natural person or legal entity designated to receive any Contract benefits upon the Owner’s death. The Contract allows for the naming of multiple Beneficiaries.

Business Day – each day that the New York Stock Exchange is open for business.

Contract – the individual deferred variable annuity contract and any optional endorsements you may have selected.

Contract Anniversary – each one-year anniversary of the Contract’s Issue Date.

Contract Monthly Anniversary – each one-month anniversary of the Contract’s Issue Date.

Contract Quarterly Anniversary – each three-month anniversary of the Contract’s Issue Date.

Contract Value – the sum of allocations to the Contract’s Investment Divisions.

Contract Year – the succeeding twelve months from a Contract’s Issue Date and every anniversary. The first Contract Year (Contract Year 0-1) starts on the Contract’s Issue Date and extends to, but does not include, the first Contract Anniversary. Subsequent Contract Years start on an anniversary date and extend to, but do not include, the next anniversary date.

For example, if the Issue Date is January 15, 2026, then the end of Contract Year 0-1 would be January 14, 2027, and January 15, 2027, which is the first Contract Anniversary, begins Contract Year 1-2.

Fund – a registered investment company in which an Investment Division of the Separate Account invests.

Good Order – when our administrative requirements, including all information, documentation and instructions deemed necessary by us, in our sole discretion, are met in order to issue a Contract or execute any requested transaction pursuant to the terms of the Contract.

Income Date – the date on which you begin receiving annuity payments.

Investment Division – one of multiple variable options of the Separate Account to allocate your Contract’s value, each of which exclusively invests in a different available Fund. The Investment Divisions are called variable because the return on investment is not guaranteed.

Issue Date – the date your Contract is issued.

Jackson of NY, JNLNY, we, our, or us – Jackson National Life Insurance Company of New York. (We do not capitalize “we,” “our,” or “us” in the prospectus.)

Owner, you or your – the natural person or legal entity entitled to exercise all rights and privileges under the Contract. Any reference to the Owner includes any joint Owner.

Premium(s) – considerations paid into the Contract by or on behalf of the Owner.

Separate Account – JNLNY Separate Account I. The Separate Account is divided into sub-accounts generally referred to as Investment Divisions.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

	FEES AND EXPENSES			LOCATION IN PROSPECTUS
Charges for Early Withdrawals	None.
Transaction Charges
In addition to a monthly contract charge of $20 a month during the accumulation phase, you also may be charged for other transactions, such as when you transfer cash value between investment options more than 25 times a year, or if you request expedited delivery or wire transfer of funds. Under certain circumstances, you may elect to have advisory fees directly deducted from your Contract Value and automatically transmitted to your third-party financial professional, subject to certain administrative rules.
Contract Charges- Monthly Contract Charge and Transfer Charge
Ongoing Fees and Expenses (annual charges)
The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract Data Pages for information about the specific fees you will pay each year based on the options you have elected. The fees and expenses disclosed below do not reflect any advisory fees paid to third party financial professionals from your Contract Value or other assets. If such advisory fees were reflected, the fees and expenses disclosed below would be higher.
Contract Charges- Add-On Benefit Expenses
	ANNUAL FEE	MINIMUM	MAXIMUM
	1. Base Contract[1]	0.11%	0.11%	Contract Charges- Annual Contract Expenses: Monthly Contract Charge
	2. Investment options (Fund fees and expenses)[2]	0.52%	2.28%	Contract Charges- Fund Expenses
	3. Optional benefits available for an additional charge (for a single optional benefit, if elected)[3]	See current Rate Sheet Prospectus Supplement	See current Rate Sheet Prospectus Supplement	Contract Charges- Add-On Benefit Expenses Rate Sheet Prospectus Supplement

1.Charge is assessed as a $240 annual charge during the accumulation phase only and is deducted on each Contract Monthly Anniversary.
2.As a percentage of average Fund net assets.
3.This prospectus utilizes Rate Sheet Prospectus Supplements to describe the current minimum and maximum charges you would pay for a single optional benefit, if elected. To obtain a copy of the most recent Rate Sheet Prospectus Supplement(s), please visit www.jackson.com/product-literature-1.html.

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges.
	LOWEST ANNUAL COST: See Current Rate Sheet Prospectus Supplement	HIGHEST ANNUAL COST: See Current Rate Sheet Prospectus Supplement		Rate Sheet Prospectus Supplement
	Assumes: • Investment of $100,000 • 5% annual appreciation • Least expensive combination of Fund fees and expenses • No add-on benefits • No sales charges • No additional purchase payments, or transfers	Assumes: • Investment of $100,000 • 5% annual appreciation • Most expensive combination of add-on benefits and Fund fees and expenses • No sales charges • No additional purchase payments, or transfers

	RISKS	Location in Prospectus
Risk of Loss	You can lose money by investing in this Contract.	Principal Risks
Not a Short-Term Investment	This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash. The benefits of tax deferral also mean the Contract is more beneficial to investors with a long time horizon.	Principal Risks
Risks Associated with Investment Options
•An investment in this Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options you choose.
•Each investment option (Investment Divisions and the GMAB Fixed Account Option) has its own unique risks.
•You should review the investment options before making an investment decision.
Principal Risks
Insurance Company Risks
Any obligations, guarantees, and benefits of the Contract are subject to the claims-paying ability of Jackson of NY. More information about Jackson of NY is available upon request by visiting our website at www.jackson.com or by calling 1-800-599-5651.
Principal Risks
RESTRICTIONS
Investments
•We reserve the right to charge $25 for each transfer when you transfer money between Investment Divisions in excess of 25 times in a Contract Year.
•Jackson of NY may remove or substitute Funds as investment options available under the Contract.
Principal Risks
Optional Benefits
•Certain benefits may limit withdrawals or other rights under the Contract. Under certain benefits, a withdrawal could reduce the value of a benefit by more than the dollar amount of the withdrawal.
•Not all add-on benefits are available through all broker-dealers and may vary by date of purchase.
•We may modify or discontinue an add-on benefit at any time.
•Certain add-on benefits may come with investment restrictions or allocation requirements.
•Under certain circumstances, you may elect to have the advisory fee directly deducted from your Contract Value and automatically transmitted to your third-party financial professional, subject to certain administrative rules. If you elect to pay your advisory fees via direct deductions under our rules, these deductions will reduce the basic death benefit.
Benefits Available Under the Contracts
TAXES
Tax Implications
•Consult with a tax professional to determine the tax implications of an investment in and purchase payments received under this Contract.
•If you purchase the Contract through a tax-qualified plan or individual retirement account (IRA), you do not get any additional tax deferral.
•Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59 ½.
Taxes
CONFLICTS OF INTEREST

Investment Professional Compensation	Your financial professional or other investment professionals may receive compensation for selling this Contract to you in the form of advisory fees, revenue sharing, and other compensation programs. Accordingly, investment professionals may have a financial incentive to offer or recommend this Contract over another investment.	Distribution of Contracts
Exchanges	Some investment professionals may have a financial incentive to offer you a new contract in place of the one you own. You should only consider exchanging your Contract if you determine, after comparing the features, fees, and risks of both contracts, that it is in your best interest to purchase the new contract rather than continue to own your existing Contract.	Non-Qualified Contracts - 1035 Exchanges

OVERVIEW OF THE CONTRACT

Q.    What is this Contract, and what is it designed to do?

A.    The Elite Access Advisory II Contract is intended to help you save for retirement or another long-term investment purpose through investments in a variety of investment options during accumulation phase. The Contract also offers death benefits to protect your designated Beneficiaries. Through the annuitization feature, the Contract can supplement your retirement income by providing a stream of income payments. The Contract also offers an optional living benefit that is designed to add a level of protection from market downturns in exchange for a fee and allocating a specific percentage of your Contract Value to the GMAB Fixed Account Option for a set period of time. This Contract may be appropriate if you have a long investment time horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading in the Funds.

Q.    How do I accumulate assets in the Contract and receive income from the Contract?

A.    Your Contract has two phases:

•the accumulation phase, when you make Premium payments to us, and

•the income phase, when we make income payments to you.

Accumulation Phase

During the accumulation phase, to help you accumulate assets, you can allocate your Premium payments to a variety of Investment Divisions. Each Investment Division invests in a corresponding (mutual fund) Fund, each of which has its own investment strategies, investment adviser(s), expense ratios, and returns.

A list of Funds and additional information about the Funds in which the Investment Divisions currently invest is provided in Appendix A: Funds Available Under the Contract.

Income Phase

You can elect to annuitize your Contract and turn your Contract Value into a stream of fixed and/or variable income payments from us. (Variable payments depend on the performance of the Investment Divisions.) Currently, we offer income options that provide payments for (i) the life of the Annuitant(s), (ii) a specified period, or (iii) a combination of life and a specified period. We may offer other options, at our discretion, where permitted. At the Income Date, you can choose to receive fixed payments or variable payments.

Please note that if you annuitize, your Contract Value will be converted to income payments and you may no longer withdraw money at will from your Contract. All add-on benefits terminate when you begin taking income payments.

Q.    What are the Contract’s primary features and options?

A.    Accessing your money. Until you annuitize, you have full access to your money. You can choose to withdraw your Contract Value at any time (although if you withdraw early, you may have to pay charges due under any optional endorsement and/or taxes, including tax penalties). Certain withdrawals could substantially reduce or even terminate the benefits available under the Contract.

Tax treatment. Your Premium payments accumulate on a tax-deferred basis. This means your earnings are not taxed until you take money out of your Contract, such as when (1) you make a withdrawal; (2) you receive an income payment from the Contract; or (3) upon payment of a death benefit.

Death benefits. Your Contract includes a Basic Death Benefit that will pay your designated Beneficiaries your Contract Value on the date we receive all required documentation from your Beneficiary. The basic death benefit is payable during the accumulation phase. You can purchase an optional add-on death benefit (“Return of Premium Guaranteed Minimum Death Benefit”) under the Contract that provides additional death benefits for an additional fee. This add-on death benefit may increase the amount of money payable to your designated Beneficiaries upon your death.

Add-on benefits that occur during your lifetime. For an additional fee, you can purchase the Principal Guard Guaranteed Minimum Accumulation Benefit (“Principal Guard GMAB”) that guarantees a minimum Contract Value at the end of a set period, regardless of the performance of the underlying investment options, subject to certain conditions. The Principal Guard GMAB requires a portion of your Contract Value be allocated to the GMAB Fixed Account Option for a set period of time, leaving you with less Contract Value to allocate to other Contract Options during that time period.

Some add-on benefits may provide significant incentives for not taking withdrawals. All add-on benefits terminate when you annuitize your Contract voluntarily or on the Latest Income Date. The Principal Guard GMAB terminates automatically at the end of the Guarantee Term.

Rebalancing. At no additional charge, you can arrange to have us automatically reallocate your Contract Value among Investment Divisions periodically to maintain your selected allocation percentages. Certain restrictions apply.

Dollar Cost Averaging. Alternately, at no additional charge, you may select Dollar Cost Averaging, which automatically transfers a dollar amount or percentage of money periodically into the Investment Divisions (each a “Designated Option”) from any of the Investment Divisions (each a “Source Option”).

Earnings Sweep. At no additional charge, you can choose to have your earnings transferred automatically on a monthly basis from the JNL/Dreyfus Government Money Market Investment Division into other Investment Divisions. Restrictions apply.

Q.    How is my Contract impacted by the deduction of advisory fees?

A.    The Contracts are available through third-party financial professionals who charge an advisory fee for their services. This advisory fee is in addition to contract fees and expenses disclosed in this prospectus. Under certain circumstances, you may elect to have the advisory fee directly deducted from your Contract Value and automatically transmitted to your third-party financial professional, subject to certain administrative rules. If you do elect to pay your advisory fees via direct deductions under our rules, we will not treat such deductions as withdrawals in two specific ways: (i) we will not report them as taxable distributions under your Contract; and (ii) any such deduction will not trigger a reduction in the value of any eligible add-on benefit you elected. It is important to note that deductions to pay advisory fees will always reduce the basic death benefit and your Contract Value on a dollar-for dollar basis, and they are otherwise subject to all contractual provisions and other restrictions and penalties, including minimum withdrawal requirements.

If you make a withdrawal to pay advisory fees without setting up direct deductions under our administrative rules (including the Add-On Benefit Advisory Fee Withdrawal Program, if applicable), your withdrawal will be treated as a standard partial withdrawal under the Contract. This means, in addition to your Contract Value and basic death benefit being reduced, we will reduce the value of any elected add-on benefit(s), and any such withdrawal will be subject to any applicable taxes and tax penalties.

BENEFITS AVAILABLE UNDER THE CONTRACTS

Basic Death Benefits (automatically included with the Contract)

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Basic Death Benefit	Guarantees your beneficiaries will receive a benefit of at least your Contract Value on the date Jackson of NY receives all required documentation from your Beneficiary.	No additional charge	•Withdrawals could significantly reduce the benefit. •Payment of advisory fees via direct deduction from Contract Value could significantly reduce the benefit. •Benefit terminates on annuitization.

Add-On Death Benefits Available For a Fee

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Return of Premium Guaranteed Minimum Death Benefit
Changes your basic death benefit during the accumulation phase of your Contract to the greater of: (i) Contract Value as of the end of the Business Day on which we receive all required documentation from your Beneficiary; or (ii) all Premiums paid into the Contract (net of any applicable premium taxes and charges), reduced for withdrawals (including any applicable adjustments) in proportion to the reduction in the Contract Value at the time of the withdrawal.
Maximum: 0.40% (as a percentage of average daily account value of Investment Divisions)
•Withdrawals may significantly reduce the value of this Return of Premium Death Benefit.
•On each fifth Contract Anniversary, the GMDB charge may be increased.
•Ownership changes are allowed, but Covered Lives cannot be changed.
•Withdrawals may reduce the value of this benefit by more than the dollar amount of the withdrawal.
•Payment of advisory fees via direct deduction from Contract Value is not permitted if this add-on benefit is elected.

Add-On Living Benefits Available For a Fee.

The current annual charges for the add-on benefits are disclosed in a Rate Sheet Prospectus Supplement. To obtain a copy, please visit www.jackson.com/product-literature-1.html.

NAME OF BENEFIT	PURPOSE	FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Principal Guard GMAB	Provides downside principal protection alongside growth opportunities by providing a Guaranteed Value at the end of a Guarantee Term, regardless of market performance.	Maximum: 3.00% (as a percentage of benefit base)
•Available to Owners age 85 or younger.
•Additional premium restricted during the Guarantee Term (beginning on day 91 after the Issue Date).
•Automatically terminates at end of Guarantee Term.
•Subsequent elections of this benefit will be assigned rates applicable to new elections at that time, which may be higher or lower than prior elections of the benefit.
•Not available on Contracts with EarningsMax.
•Not available on Stretch Contracts or on Contracts where a Death Benefit payout option has been elected by a beneficiary.
•GMAB Fixed Account Option is not available as a source or target option in connection with DCA or Earnings Sweep.
•Automatic Rebalancing will not be available to or from the GMAB Fixed Account Option.
•Election of this add-on benefit requires you to allocate a set percentage of Contract Value to the GMAB Fixed Account Option.
•Terminates when you annuitize.
•Cannot be canceled independent of the Contract (except upon spousal continuation).
•The deduction of advisory fees from Contract Value under the Add-On Benefit Advisory Fee Withdrawal Program will be capped at 1.25% of Contract Value annually.

Other Add-On Benefits Included With All Contracts At No Additional Cost

NAME OF BENEFIT	PURPOSE	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/LIMITATIONS
Rebalancing	Automatically reallocates your Contract Value among Investment Divisions periodically to maintain your selected allocation percentages.	None
•You may cancel your Rebalancing program using whatever methods you use to change your allocation instructions.
•GMAB Fixed Account Option is not available as a source or target option in connection with this benefit.

Dollar Cost Averaging	Automatically transfers a dollar amount or percentage of money periodically transferred automatically into the Investment Divisions (each a “Designated Option”) from any of the Investment Divisions (each a “Source Option”).	None
•Transfers from the more volatile Investment Divisions may not result in lower average costs and such Investment Divisions may not be an appropriate source of dollar cost averaging transfers in volatile markets.
•GMAB Fixed Account Option is not available as a source or target option in connection with this benefit.

Earnings Sweep	Allows you to choose to move your earnings on a monthly basis from the JNL/Dreyfus Government Money Market Investment Division into other Investment Divisions.	None
•May only be added within 30 days of the issue date of your Contract.
•You may cancel your Earnings Sweep program using whatever methods you use to change your allocation instructions.
•GMAB Fixed Account Option is not available as a source or target option in connection with this benefit.

BUYING THE CONTRACT

Q. How do I purchase the Elite Access Advisory II® Contract?

A. To purchase a Contract, you must complete an application. Your financial professional will submit your application, along with your initial Premium payment, to us. Acceptance of applications is subject to Jackson of NY’s rules. We reserve the right to reject any application or initial Premium payment.

Q. How much can I contribute and how are my Premium payments invested?

A. You may allocate Premium payments in the available Investment Divisions.

	NON-QUALIFIED CONTRACTS	QUALIFIED CONTRACTS
Minimum Initial Premium	$25,000 (under most circumstances)	$25,000 (under most circumstances)
Minimum Subsequent Premiums	$500 ($50 for auto payment plan)	$500 ($50 for auto payment plan)
Maximum Total Premiums	$1,000,000 (without prior approval) Jackson of NY reserves the right to lower the maximum.

You can pay additional Premiums at any time during the accumulation phase unless a specific add-on benefit or feature provides limitations. We can limit, restrict, suspend or reject any Premium payments for any reason.

Q. When will my Premium payments be credited to my account?

A. We will issue your Contract and allocate your first Premium within two Business Days (days when the New York Stock Exchange is open) after we receive your first Premium and all information that we require for the purchase of a Contract. If we do not receive all of the information that we require, we will contact you to get the necessary information. If for some reason we are unable to complete this process within five Business Days, we will return your money.

Subsequent Premium payments should be sent to one of the following addresses:

Regular Mail P.O. Box 24068, Lansing, Michigan 48909-4068	Express Mail 1 Corporate Way, Lansing, Michigan 48951

Subsequent Premiums are allocated on the Business Day that the Premium is received. Each Business Day ends when the New York Stock Exchange closes (usually 4:00 p.m. Eastern time).

MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT

Q.    Can I access the money in my account during the accumulation phase?

A.    Until you annuitize, you have full access to your money. You can choose to withdraw your Contract Value at any time (although if you withdraw early, you may have to pay a monthly contract charge, charges due under any add-on benefit, and/or taxes, including tax penalties).

You can have access to the money in your Contract by making a partial or total withdrawal or by electing the Systematic Withdrawal Program. Withdrawals will reduce the Contract Value of your Contract (including the amount of the death benefit). However, withdrawing the Contract Value of your Contract below a certain level will terminate your Contract.

Certain benefits may limit withdrawals under the Contract. Certain withdrawals could substantially reduce or even terminate the benefits available under the Contract.

Q.    Are there limitations and consequences associated with taking money out of my Contract during the accumulation phase?

A.    Yes. These limitations and consequences include:

Limitations on withdrawal amounts	The minimum withdrawal amount is the lesser of $500 or, if less, the entire amount in the applicable Investment Division. The minimum withdrawal is $50 under the Systematic Withdrawal Program.
Charges and taxes	As described above, when you take out money, there may be a monthly contract charge, charges due under any add-on benefit, and applicable taxes.
Negative impact of withdrawal on benefits and guarantees of your Contract	A withdrawal may have a negative impact on certain standard benefits or add-on benefits that you may elect. It may reduce the value of or even terminate certain benefits.

Q.    What is the process to request a withdrawal of money from my Contract?

A.    You can request a withdrawal from the Contract at any time before the Income Date. To request a partial or total withdrawal, you can send a written request in Good Order to one of the following addresses:

Regular Mail P.O. Box 24068, Lansing, Michigan 48909-4068	Express Mail 1 Corporate Way, Lansing, Michigan 48951

Generally, for partial or total withdrawal requests received in Good Order before the end of the Business Day, we will process your request that day. If we receive your request in Good Order after the close of the end of the Business Day, your request will be processed the next Business Day. Generally, Jackson of NY will pay the withdrawal proceeds within seven days of a request in Good Order.

Q.    Can I access the money in my account during the income phase?

A.    The income phase of your Contract occurs when you begin receiving regular income payments from us. You can choose an income option and the date income payments begin (subject to a maximum age). All of the Contract Value must be annuitized. If you annuitize, you may no longer withdraw money at will from your Contract. However, under income options with a specified period, the Beneficiary may request a lump sum payment subject to a commutation fee.

ADDITIONAL INFORMATION ABOUT FEES

The following tables describe the fees and expenses that you will pay when buying, owning and making partial or total withdrawals from the Contract. Please refer to your Contract Data Pages for information about the specific fees you will pay each year based on the options you have elected.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, make a partial or total withdrawal from the Contract, or transfer Contract Value between investment options. State premium taxes may also be deducted.

Transaction Expenses

Maximum Withdrawal Charge		None
Transfer Charge (per transfer after 25 in a Contract Year)		$25
Premium Taxes (Percentage of each Premium)[1]	Minimum	0.0%
	Maximum	2.0%
Expedited Delivery Charge[2]		$22.50
Wire Transfers (for withdrawals)[3]		$25

1. Currently, Premium taxes do not apply.

2. Between Monday and Friday, the Expedited Delivery Charge is $10. On Saturday, the Expedited Delivery Charge is $22.50.

3. Standard wire fees are $20, however, international wire fees are $25.

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Fund fees and expenses). If you choose to purchase an add-on benefit, you will pay additional charges, as shown below.

Annual Contract Expenses

Base Contract Charges	Maximum Charge
Monthly Contract Charge[1]	$240

1. This charge is deducted on each Contract Monthly Anniversary as a monthly charge of $20. This charge is waived on Contract Value of $250,000 or more for contracts issued on or after October 21, 2024. If your Contract Value subsequently drops below $250,000 on the most recent Contract Quarterly Anniversary, the charge will be reinstated to $20 monthly.

The next table describes the maximum charges that you will pay each year if you choose to purchase an add-on benefit.

Add-On Benefit Expenses

Optional Benefit Charges
Add-On Benefit Charge (% of benefit base)	Maximum Charge
Guaranteed Minimum Accumulation Benefit (“Principal Guard GMAB”)	3.00%
Add-On Death Benefit Charges (% of average daily account value of Investment Divisions)	Maximum Charge
Return of Premium Guaranteed Minimum Death Benefit Charge	0.40%

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract (before any fee waiver or expense reimbursement). The expenses are expressed as a percentage of average net assets of the Funds and may be higher or lower in the future. A complete list of Funds available under the Contract, including their annual expenses, may be found in Appendix A.

Annual Fund Expenses

	Minimum	Maximum
Expenses that are deducted from the Fund assets, including management and administration fees, distribution and/or service (12b-1) fees, and other expenses as of December 31, 2021.	0.52%	2.28%

EXAMPLE

The table below is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses, annual Contract expenses and annual Fund expenses. The Example assumes that you invest $100,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year, and assumes the most expensive combination of annual Fund expenses and add-on benefits available for an additional charge (using the maximum possible charge). The Example does not include any advisory fees paid to third party financial professionals from Contract Value or other assets of the Owner. If such advisory fees were reflected, costs would be higher. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

If you take a total withdrawal of your Contract Value at the end of the applicable time period				If you annuitize at the end of the applicable time period				If you do not take a total withdrawal of your Contract Value
1 Year	3 Years	5 Years	10 Years	1 Year*	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years
$5,764	$17,134	$28,298	$55,302	$5,764	$17,134	$28,298	$55,302	$5,764	$17,134	$28,298	$55,302

*Please be aware that, although we show this cost for comparison purposes, you are not allowed to annuitize this Contract within 13 months of the Contract’s Issue Date.

The example does not represent past or future expenses. Your actual costs may be higher or lower.

APPENDIX A

FUNDS AVAILABLE UNDER THE CONTRACT

The following is a list of Funds (all Class A shares) available under the Contract, which is subject to change, as discussed in the prospectus. Certain broker-dealers selling the Contracts may limit the Investment Divisions that are available to their customers. You can find the prospectuses and other information about the Funds online at https://www.jackson.com/fund-literature.html. You can also request this information at no cost by calling 1-800-599-5651 or by sending an email request to ProspectusRequest@jackson.com.

The current expenses and performance information below reflects fees and expenses of the Funds, but does not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these charges were included. Each Fund’s past performance is not necessarily an indication of future performance.

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) *The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/24)
			1 year	5 year	10 year
Allocation	JNL/American Funds Balanced Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.90%[2]	16.05%	7.93%	7.41%
Fixed Income	JNL/American Funds Bond Fund of America Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.83%[2]	0.87%	N/A	N/A
Allocation	JNL/American Funds Capital Income Builder Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.96%[2]	9.77%	5.58%	N/A
Fixed Income	JNL/American Funds Capital World Bond Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	1.05%[2]	(3.34)%	(2.73)%	(0.39)%
International/Global Equity	JNL/American Funds Global Growth Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	1.06%[2]	13.23%	9.37%	10.40%
International/Global Equity	JNL/American Funds Global Small Capitalization Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	1.23%[2]	2.05%	2.67%	5.47%
U.S. Equity	JNL/American Funds Growth Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.91%[2]	31.26%	18.46%	16.19%
U.S. Equity	JNL/American Funds Growth-Income Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.91%[2]	23.75%	12.59%	11.77%
International/Global Equity	JNL/American Funds International Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	1.17%[2]	2.74%	0.84%	3.61%
International/Global Equity	JNL/American Funds New World Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	1.26%[2]	6.09%	4.08%	5.78%
U.S. Equity	JNL/American Funds® Washington Mutual Investors Fund[1]
	(Investment Adviser to the Master Fund: Capital Research and Management CompanySM)	0.91%[2]	18.64%	11.76%	9.86%
Alternative	JNL Multi-Manager Alternative Fund
	(Boston Partners Global Investors, Inc.; DoubleLine Capital LP; First Pacific Advisors, LP; Kayne Anderson Rudnick Investment Management, LLC; Lazard Asset Management LLC; Loomis, Sayles & Company, L.P.; and Westchester Capital Management, LLC)	2.22%[2]	9.59%	3.85%	N/A

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) *The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/24)
			1 year	5 year	10 year
International/Global Equity	JNL Multi-Manager Emerging Markets Equity Fund
	(GQG Partners LLC, Kayne Anderson Rudnick Investment Management, LLC; T. Rowe Price Associates, Inc. (Sub-Sub-Adviser: T. Rowe Price Hong Kong Limited); and WCM Investment Management, LLC)	1.23%	4.58%	(0.98)%	1.34%
Fixed Income	JNL Multi-Manager Floating Rate Income Fund
	(PPM America, Inc.; FIAM LLC)	0.93%	8.13%	3.98%	3.77%
International/Global Equity	JNL Multi-Manager International Small Cap Fund
	(Baillie Gifford Overseas Limited; Causeway Capital Management LLC; and WCM Investment Management, LLC)	1.22%	4.98%	6.45%	N/A
U.S. Equity	JNL Multi-Manager Mid Cap Fund
	(Champlain Investment Partners, LLC; Kayne Anderson Rudnick Investment Management, LLC; Nuance Investments, LLC; and Victory Capital Management Inc.)	1.09%	6.97%	7.39%	N/A
U.S. Equity	JNL Multi-Manager Small Cap Growth Fund
	(BAMCO, Inc.; Driehaus Capital Management, LLC; Granahan Investment Management, Inc.; Kayne Anderson Rudnick Investment Management, LLC; Segall Bryant & Hamill, LLC; Victory Capital Management Inc.; and WCM Investment Management, LLC)	0.98%	9.66%	5.79%	8.50%
U.S. Equity	JNL Multi-Manager Small Cap Value Fund
	(Congress Asset Management Company, LLP; Cooke & Bieler, L.P.; Reinhart Partners, Inc.; River Road Asset Management, LLC; and WCM Investment Management, LLC)	1.09%	9.46%	8.63%	7.24%
U.S. Equity	JNL Multi-Manager U.S. Select Equity Fund
	(GQG Partners, LLC; WCM Investment Management, LLC)	0.98%	35.25%	N/A	N/A
Allocation	JNL Moderate ETF Allocation Fund
	(Mellon Investments Corporation)	0.82%	6.79%	3.53%	4.27%
Allocation	JNL Moderate Growth ETF Allocation Fund
	(Mellon Investments Corporation)	0.82%	9.10%	5.26%	5.79%
Allocation	JNL Growth ETF Allocation Fund
	(Mellon Investments Corporation)	0.83%	11.26%	6.76%	7.10%
Allocation	JNL/American Funds Moderate Allocation Fund
		0.97%	N/A	N/A	N/A
Allocation	JNL/American Funds Moderate Growth Allocation Fund
		0.98%	9.66%	5.91%	6.47%
Allocation	JNL/American Funds Growth Allocation Fund
		0.99%	12.80%	7.80%	8.26%
International/Global Equity	JNL/AB Sustainable Global Thematic Fund
	(AllianceBernstein L.P.)	1.21%	6.11%	N/A	N/A
U.S. Equity	JNL/AQR Large Cap Defensive Style Fund
	(AQR Capital Management, LLC)	0.86%	15.32%	9.71%	N/A
Allocation	JNL/BlackRock Global Allocation Fund
	(BlackRock Investment Management, LLC; Sub-Sub-Adviser BlackRock International Limited; Sub-Sub-Adviser BlackRock (Singapore) Limited)	1.06%	9.38%	6.10%	5.49%
Alternative	JNL/BlackRock Global Natural Resources Fund
	(BlackRock International Limited)	0.99%	(3.58)%	8.74%	3.07%

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) *The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/24)
			1 year	5 year	10 year
U.S. Equity	JNL/BlackRock Large Cap Select Growth Fund
	(BlackRock Investment Management, LLC)	0.83%[2]	31.48%	15.31%	14.63%
International/Global Equity	JNL/Causeway International Value Select Fund
	(Causeway Capital Management LLC)	0.97%	4.49%	7.45%	5.71%
U.S. Equity	JNL/ClearBridge Large Cap Growth Fund
	(ClearBridge Investments, LLC)	0.93%	27.55%	14.50%	N/A
Sector Equity	JNL/Cohen & Steers U.S. Realty Fund
	(Cohen & Steers Capital Management, Inc.)	1.03%	4.46%	3.28%	N/A
International/Global Equity	JNL/DFA International Core Equity Fund
	(Dimensional Fund Advisors LP)	0.90%	3.94%	4.70%	N/A
U.S. Equity	JNL/DFA U.S. Core Equity Fund
	(Dimensional Fund Advisors LP)	0.80%	20.40%	12.80%	11.35%
U.S. Equity	JNL/DFA U.S. Small Cap Fund
	(Dimensional Fund Advisors LP)	0.98%	9.24%	9.67%	8.24%
Fixed Income	JNL/DoubleLine® Core Fixed Income Fund
	(DoubleLine Capital LP)	0.78%	2.29%	(0.32)%	1.39%
Fixed Income	JNL/DoubleLine® Emerging Markets Fixed Income Fund
	(DoubleLine Capital LP)	1.08%	6.82%	0.62%	N/A
U.S. Equity	JNL/DoubleLine® Shiller Enhanced CAPE® Fund
	(DoubleLine Capital LP)	0.98%	13.06%	9.44%	N/A
Fixed Income	JNL/DoubleLine® Total Return Fund
	(DoubleLine Capital LP)	0.83%	2.56%	(0.85)%	1.07%
Fixed Income	JNL/Dreyfus Government Money Market Fund
	(Mellon Investments Corporation)	0.56%	4.77%	2.04%	1.29%
Fixed Income	JNL/Fidelity Institutional Asset Management® Total Bond Fund
	(FIAM LLC)	0.79%	1.76%	0.23%	1.39%
Alternative	JNL/First Sentier Global Infrastructure Fund
	(First Sentier Investors (Australia) IM Ltd)	1.14%	5.64%	2.55%	3.11%
Allocation	JNL/Franklin Templeton Income Fund
	(Franklin Advisers, Inc.)	0.92%	6.38%	4.95%	5.09%
U.S. Equity	JNL/Goldman Sachs 4 Fund
	(Goldman Sachs Asset Management, L.P.)	0.70%	19.21%	11.46%	9.31%
International/Global Equity	JNL/GQG Emerging Markets Equity Fund
	(GQG Partners LLC)	1.33%	5.03%	6.59%	N/A
U.S. Equity	JNL/Invesco Diversified Dividend Fund
	(Invesco Advisers, Inc.)	0.98%	12.59%	7.42%	N/A
International/Global Equity	JNL/Invesco Global Growth Fund
	(Invesco Advisers, Inc.)	0.97%	15.83%	9.33%	9.68%
U.S. Equity	JNL/Invesco Small Cap Growth Fund
	(Invesco Advisers, Inc.)	1.04%	16.72%	7.29%	8.20%
Allocation	JNL/JPMorgan Global Allocation Fund
	(J.P. Morgan Investment Management Inc.)	1.06%[2]	8.36%	3.76%	4.35%
Alternative	JNL/JPMorgan Hedged Equity Fund
	(J.P. Morgan Investment Management Inc.)	0.96%	17.86%	9.92%	N/A

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) *The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/24)
			1 year	5 year	10 year
U.S. Equity	JNL/JPMorgan MidCap Growth Fund
	(J.P. Morgan Investment Management Inc.)	0.89%	14.12%	10.99%	11.61%
Alternative	JNL/JPMorgan Nasdaq® Hedged Equity Fund
	(J.P. Morgan Investment Management Inc.)	1.00%	N/A	N/A	N/A
Fixed Income	JNL/JPMorgan U.S. Government & Quality Bond Fund
	(J.P. Morgan Investment Management Inc.)	0.70%	1.15%	(0.52)%	0.85%
U.S. Equity	JNL/JPMorgan U.S. Value Fund
	(J.P. Morgan Investment Management Inc.)	0.88%	14.72%	8.26%	7.09%
International/Global Equity	JNL/Lazard International Quality Growth Fund
	(Lazard Asset Management LLC)	1.06%	0.59%	3.17%	4.98%
International/Global Equity	JNL/Loomis Sayles Global Growth Fund
	(Loomis, Sayles & Company, L.P.)	1.00%	22.45%	11.90%	N/A
Fixed Income	JNL/Lord Abbett Short Duration Income Fund
	(Lord, Abbett & Co. LLC)	0.80%	5.10%	N/A	N/A
U.S. Equity	JNL/Mellon DowSM Index Fund
	(Mellon Investments Corporation)	0.65%	14.21%	9.82%	10.86%
International/Global Equity	JNL/Mellon Emerging Markets Index Fund[3]
	(Investment Sub-Adviser to the Master Fund: Mellon Investments Corporation)	0.77%[2]	5.56%	1.10%	2.97%
International/Global Equity	JNL/Mellon World Index Fund
	(Mellon Investments Corporation)	0.65%	18.04%	10.82%	8.72%
U.S. Equity	JNL/Mellon Nasdaq® 100 Index Fund
	(Mellon Investments Corporation)	0.64%	25.09%	19.43%	17.07%
U.S. Equity	JNL/Mellon S&P 500 Index Fund
	(Mellon Investments Corporation)	0.52%	24.39%	13.95%	12.53%
U.S. Equity	JNL/Mellon S&P 400 MidCap Index Fund[3]
	(Investment Sub-Adviser to the Master Fund: Mellon Investments Corporation)	0.56%[2]	13.34%	9.74%	9.10%
U.S. Equity	JNL/Mellon Small Cap Index Fund[3]
	(Investment Sub-Adviser to the Master Fund: Mellon Investments Corporation)	0.56%[2]	8.03%	7.78%	8.18%
International/Global Equity	JNL/Mellon International Index Fund[3]
	(Investment Sub-Adviser to the Master Fund: Mellon Investments Corporation)	0.61%[2]	2.92%	4.25%	4.83%
Fixed Income	JNL/Mellon Bond Index Fund[3]
	(Investment Sub-Adviser to the Master Fund: Mellon Investments Corporation)	0.57%[2]	0.70%	(0.88)%	0.74%
U.S. Equity	JNL/Mellon U.S. Stock Market Index Fund
	(Mellon Investments Corporation)	0.61%	23.39%	13.36%	N/A
Sector Equity	JNL/Mellon Communication Services Sector Fund
	(Mellon Investments Corporation)	0.65%	38.44%	12.56%	10.95%
Sector Equity	JNL/Mellon Consumer Discretionary Sector Fund
	(Mellon Investments Corporation)	0.64%	24.70%	14.81%	13.12%
Sector Equity	JNL/Mellon Consumer Staples Sector Fund
	(Mellon Investments Corporation)	0.65%	13.52%	7.48%	N/A
Sector Equity	JNL/Mellon Energy Sector Fund
	(Mellon Investments Corporation)	0.64%	5.96%	11.60%	3.55%

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) *The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/24)
			1 year	5 year	10 year
Sector Equity	JNL/Mellon Financial Sector Fund
	(Mellon Investments Corporation)	0.64%	30.37%	10.52%	10.55%
Sector Equity	JNL/Mellon Healthcare Sector Fund
	(Mellon Investments Corporation)	0.63%	2.02%	6.65%	8.25%
Sector Equity	JNL/Mellon Industrials Sector Fund
	(Mellon Investments Corporation)	0.66%	15.72%	11.74%	N/A
Sector Equity	JNL/Mellon Information Technology Sector Fund
	(Mellon Investments Corporation)	0.61%	35.27%	22.98%	20.88%
Sector Equity	JNL/Mellon Materials Sector Fund
	(Mellon Investments Corporation)	0.67%	(2.32)%	8.44%	N/A
Sector Equity	JNL/Mellon Real Estate Sector Fund
	(Mellon Investments Corporation)	0.66%	4.34%	2.37%	N/A
Sector Equity	JNL/Mellon Utilities Sector Fund
	(Mellon Investments Corporation)	0.65%	25.69%	6.20%	7.94%
U.S. Equity	JNL/MFS Mid Cap Value Fund
	(Massachusetts Financial Services Company (d/b/a MFS Investment Management))	0.95%	13.91%	9.55%	7.87%
Alternative	JNL/Morningstar PitchBook Listed Private Equity Index Fund
	(Mellon Investments Corporation)	0.81%	21.11%	N/A	N/A
U.S. Equity	JNL/Morningstar SMID Moat Focus Index Fund
	(Mellon Investments Corporation)	0.76%	N/A	N/A	N/A
U.S. Equity	JNL/Morningstar U.S. Sustainability Index Fund
	(Mellon Investments Corporation)	0.71%	20.44%	13.82%	N/A
U.S. Equity	JNL/Morningstar Wide Moat Index Fund
	(Mellon Investments Corporation)	0.75%	10.51%	12.12%	N/A
Alternative	JNL/Neuberger Berman Commodity Strategy Fund
	(Neuberger Berman Investment Advisers LLC)	0.93%	6.27%	8.77%	3.14%
Alternative	JNL/Neuberger Berman Gold Plus Strategy Fund
	(Neuberger Berman Investment Advisers LLC)	1.23%	24.86%	N/A	N/A
Fixed Income	JNL/Neuberger Berman Strategic Income Fund
	(Neuberger Berman Investment Advisers LLC)	0.94%	5.53%	2.56%	3.05%
U.S. Equity	JNL/Newton Equity Income Fund
	(Newton Investment Management North America, LLC)	0.87%	17.04%	12.77%	11.07%
Fixed Income	JNL/PIMCO Income Fund
	(Pacific Investment Management Company LLC)	1.15%	4.63%	2.24%	N/A
Fixed Income	JNL/PIMCO Investment Grade Credit Bond Fund
	(Pacific Investment Management Company LLC)	1.16%	2.75%	0.08%	2.35%
Fixed Income	JNL/PIMCO Real Return Fund
	(Pacific Investment Management Company LLC)	1.34%	2.04%	1.91%	2.04%
Fixed Income	JNL/PPM America High Yield Bond Fund
	(PPM America, Inc.)	0.75%	7.93%	3.63%	4.27%
Fixed Income	JNL/PPM America Investment Grade Credit Fund
	(PPM America, Inc.)	0.83%	N/A	N/A	N/A
Fixed Income	JNL/PPM America Total Return Fund
	(PPM America, Inc.)	0.79%	2.06%	0.31%	1.87%

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) *The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/24)
			1 year	5 year	10 year
U.S. Equity	JNL/RAFI® Fundamental U.S. Small Cap Fund
	(Mellon Investments Corporation)	0.67%	10.72%	9.56%	5.60%
U.S. Equity	JNL/RAFI® Multi-Factor U.S. Equity Fund
	(Mellon Investments Corporation)	0.67%	18.64%	11.19%	8.84%
Allocation	JNL/T. Rowe Price Balanced Fund
	(T. Rowe Price Associates, Inc.; Sub-Sub-Advisers: T. Rowe Price Investment Management, Inc.; T. Rowe Price Australia Limited; and T. Rowe Price International Ltd)	0.97%[2]	11.56%	6.37%	5.88%
Allocation	JNL/T. Rowe Price Capital Appreciation Fund
	(T. Rowe Price Associates, Inc.; Sub-Sub-Adviser: T. Rowe Price Investment Management, Inc.)	0.97%[2]	12.30%	10.16%	10.09%
U.S. Equity	JNL/T. Rowe Price Capital Appreciation Equity Fund
	(T. Rowe Price Associates, Inc.; Sub-Sub-Adviser: T. Rowe Price Investment Management, Inc.)	1.00%[2]	N/A	N/A	N/A
U.S. Equity	JNL/T. Rowe Price Growth Stock Fund
	(T. Rowe Price Associates, Inc.)	0.83%[2]	29.95%	13.04%	13.60%
U.S. Equity	JNL/T. Rowe Price Mid-Cap Growth Fund
	(T. Rowe Price Associates, Inc.; Sub-Sub-Adviser: T. Rowe Price Investment Management, Inc.)	0.98%[2]	9.17%	7.32%	9.89%
Fixed Income	JNL/T. Rowe Price Short-Term Bond Fund
	(T. Rowe Price Associates, Inc.; Sub-Sub-Adviser: T. Rowe Price Hong Kong Limited)	0.72%[2]	4.65%	1.62%	1.61%
Fixed Income	JNL/T. Rowe Price U.S. High Yield Fund
	(T. Rowe Price Associates, Inc.; Sub-Sub-Adviser: T. Rowe Price Investment Management, Inc.)	0.94%[2]	8.04%	2.55%	N/A
U.S. Equity	JNL/T. Rowe Price Value Fund
	(T. Rowe Price Associates, Inc.)	0.87%[2]	14.84%	10.19%	9.12%
Allocation	JNL/Vanguard Moderate ETF Allocation Fund
	(Mellon Investments Corporation)	0.70%	7.14%	3.41%	N/A
Allocation	JNL/Vanguard Moderate Growth ETF Allocation Fund
	(Mellon Investments Corporation)	0.69%	9.59%	5.10%	N/A
Allocation	JNL/Vanguard Growth ETF Allocation Fund
	(Mellon Investments Corporation)	0.68%	11.84%	6.73%	N/A
International/Global Equity	JNL/WCM China Quality Growth Fund
	(WCM Investment Management, LLC)	1.36%	(0.82)%	N/A	N/A
International/Global Equity	JNL/WCM Focused International Equity Fund
	(WCM Investment Management, LLC)	1.10%	7.10%	6.57%	9.12%
Alternative	JNL/Westchester Capital Event Driven Fund
	(Westchester Capital Management, LLC)	1.83%	4.79%	3.38%	N/A
International/Global Equity	JNL/William Blair International Leaders Fund
	(William Blair Investment Management, LLC)	0.97%	(0.95)%	0.24%	2.76%
Allocation	JNL/WMC Balanced Fund
	(Wellington Management Company LLP)	0.71%	14.64%	7.48%	7.59%
U.S. Equity	JNL/WMC Equity Income Fund
	(Wellington Management Company LLP)	0.89%	12.54%	9.23%	N/A
Sector Equity	JNL/WMC Global Real Estate Fund
	(Wellington Management Company LLP)	1.03%	5.63%	(1.40)%	1.80%
U.S. Equity	JNL/WMC Value Fund
	(Wellington Management Company LLP)	0.79%	10.88%	8.24%	7.96%

Fund Type	Fund and Manager* (and Sub-Adviser, if applicable) *The investment manager for each Fund is Jackson National Asset Management, LLC	Current Expenses	Average Annual Total Returns (as of 12/31/24)
			1 year	5 year	10 year
Allocation	JNL/JPMorgan Managed Conservative Fund
	(J.P. Morgan Investment Management Inc.)	1.10%	4.66%	1.83%	2.75%
Allocation	JNL/JPMorgan Managed Moderate Fund
	(J.P. Morgan Investment Management Inc.)	1.10%	7.07%	3.77%	4.47%
Allocation	JNL/JPMorgan Managed Moderate Growth Fund
	(J.P. Morgan Investment Management Inc.)	1.09%	9.74%	5.74%	6.17%
Allocation	JNL/JPMorgan Managed Growth Fund
	(J.P. Morgan Investment Management Inc.)	1.10%	12.36%	7.65%	8.03%
Allocation	JNL/JPMorgan Managed Aggressive Growth Fund
	(J.P. Morgan Investment Management Inc.)	1.11%	13.64%	8.59%	8.82%
Allocation	JNL Conservative Allocation Fund
		1.22%	5.56%	2.24%	3.04%
Allocation	JNL Moderate Allocation Fund
		1.21%	7.64%	4.18%	4.47%
Allocation	JNL Moderate Growth Allocation Fund
		1.20%	9.17%	5.39%	5.76%
Allocation	JNL Growth Allocation Fund
		1.17%	10.60%	6.48%	6.76%
Allocation	JNL Aggressive Growth Allocation Fund
		1.14%	11.93%	7.38%	7.49%

1	Capital Research and Management Company is the investment adviser of the master fund in which this feeder fund invests. Under the master-feeder fund structure, the feeder fund does not buy individual securities directly. Rather, the feeder fund invests all of its investment assets in a corresponding master fund, which invests directly in individual securities.
2	The Fund’s current expenses reflect temporary fee reductions.
3	Mellon Investments Corporation is the investment sub-adviser of the master fund in which this feeder fund invests. Under the master-feeder fund structure, the feeder fund does not buy individual securities directly. Rather, the feeder fund invests all of its investment assets in a corresponding master fund, which invests directly in individual securities.

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This summary prospectus incorporates by reference the Elite Access Advisory II® prospectus and Statement of Additional Information (SAI), both dated ______, 2025, as amended or supplemented. The SAI may be obtained, free of charge, in the same manner as the prospectus.

Separate Account EDGAR contract identifier #C000205595
B-1